Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of Pilgrim Mutual Funds on Form N-14 (File No. 333-51202) ("Registration Statement") of our report dated December 29, 2000 relating to the financial statements and financial highlights of Pilgrim Emerging Markets Value Fund, Pilgrim Emerging Countries Fund and Pilgrim Worldwide Emerging Markets Fund which appears in the October 31, 2000 Annual Report to shareholders of Pilgrim Funds which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 18, 2001